EXHIBIT 10.51

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”), dated as of February 14, 2014, among ENPHASE ENERGY, INC., a Delaware corporation (“Borrower”), the lenders identified on the signature pages hereto (together with their respective successors and assigns, each individually a “Lender” and collectively, the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”), and is made with reference to that certain Credit Agreement, dated as of November 7, 2012 (the “Credit Agreement”), by and among Borrower, the Lenders and Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.
RECITALS
WHEREAS, Agent, the Lenders and Borrower have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and provided and may hereafter make and provide loans, advances and other financial accommodations to Borrower as set forth in the Credit Agreement and the other agreements, documents and instruments referred to therein or any time executed and/or delivered in connection therewith or related thereto;
WHEREAS, Borrower has requested that Agent and the Lenders make certain amendments to the Credit Agreement, and Agent and the Lenders are willing to make such amendments, subject to the terms and conditions set forth herein; and
WHEREAS, by this Amendment, Borrower, Agent and the Lenders desire and intend to evidence such amendments.
NOW, THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

Section 1.	AMENDMENTS TO THE CREDIT AGREEMENT
A.    Amendment to Section 7 - Financial Covenants
(i)    Section 7 of the Credit Agreement is hereby amended by amending and restating Section 7 in its entirety as follows:
“7.    FINANCIAL COVENANTS.
Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Borrower will cause the Loan Parties, on a consolidated basis, to maintain at least $15,000,000 of Liquidity at all times, which shall consist of (i) prior to the Amendment No. 1 Effective Date, at least $8,000,000 in Availability and (ii) on or after the Amendment No. 1 Effective Date, at least $5,000,000 in Availability; provided that, if Borrower maintains a Fixed Charge Coverage Ratio, measured on a month-end basis for the trailing 12-months, greater than or equal to 1.1:1, then, so long as no Event of Default has occurred and is continuing, Borrower may, at its option upon 10 Business Days prior written notice to Agent, elect to convert its financial covenant test from maintaining at least $15,000,000 of Liquidity at all times, which shall consist of (i) prior to the Amendment No. 1 Effective Date, at least $8,000,000 in Availability and (ii) on or after the Amendment No. 1 Effective Date, at least $5,000,000 in Availability, to maintaining a minimum Fixed Charge Coverage Ratio of 1.1:1 tested on a monthly basis; provided further that, after Borrower so elects, Borrower will be subject to the minimum Fixed Charge Coverage Ratio for the remainder of the term of this Agreement and cannot elect to switch back to the minimum Liquidity covenant in lieu thereof.”.

Section 2.	AMENDMENTS TO SCHEDULE 1 (DEFINITIONS) TO THE CREDIT AGREEMENT
A.    Schedule 1.1 (Definitions) to the Credit Agreement is hereby amended by inserting the following defined terms in alphabetical order:

““Amendment No. 1” means that certain Amendment No. 1 to Credit Agreement, dated as of February 14, 2014, by and among Borrower, the Lenders and Agent.
“Amendment No. 1 Effective Date” has the meaning specified therefor in Amendment No. 1.
B.    Schedule 1.1 (Definitions) to the Credit Agreement is hereby further amended by amending and restating the following defined term in its entirety as follows:
““Maturity Date” means November 7, 2015; provided that, if either (x) the “Maturity Date” (as defined in the Hercules Facility) is extended to February 7, 2017 or later, (y) the Hercules Facility is refinanced, renewed or otherwise replaced with a new facility and documentation on terms reasonably acceptable to Agent and not otherwise in contradiction of this Agreement, or (z) (i) Borrower does not exercise its option to request any Growth Loans (as defined in the Hercules Facility) under the Hercules Facility on or prior to the Availability Termination Date (as defined in the Hercules Facility) and (ii) the Availability Termination Date (as defined in the Hercules Facility) is not amended, modified or otherwise extended past March 31, 2014, then the Maturity Date shall mean November 7, 2016.”.
C.    Schedule 1.1 (Definitions) to the Credit Agreement is hereby further amended by amending the definition of “Eligible Accounts” by amending and restating clause (i) thereof in its entirety as follows:
“(i) Accounts with respect to (x) prior to the Amendment No. 1 Effective Date, those Account Debtors disclosed in writing to Agent by Borrower prior to the Closing Date, whose total obligations owing to Borrower exceed 20% (such percentage, as applied to a particular such Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts (but the portion of the Accounts not in excess of the foregoing applicable percentages may be deemed Eligible Accounts), to the extent of the obligations owing by such Account Debtor in excess of such percentage, (y) on and after the Amendment No. 1 Effective Date, those Account Debtors disclosed in writing to Agent by Borrower on or prior to the Amendment No. 1 Effective Date, whose total obligations exceed 25% or 20%, as so disclosed (in each case, such percentage, as applied to a particular such Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts (but the portion of the Accounts not in excess of the foregoing applicable percentages may be deemed Eligible Accounts), to the extent of the obligations owing by such Account Debtor in excess of such percentage, and (z) all other Account Debtors, whose total obligations to Borrower exceed 10% (such percentage, as applied to a particular such Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts (but the portion of the Accounts not in excess of the foregoing applicable percentages may be deemed Eligible Accounts), to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,”.

Section 3.	CONDITIONS PRECEDENT
This Amendment shall become effective on the first date upon which each of the following conditions precedent has been waived or satisfied in a manner satisfactory to Agent (such date being the “Amendment No. 1 Effective Date”):
(i)    Agent shall have received this Amendment, duly authorized, executed and delivered by Borrower, Agent and the Lenders (the Credit Agreement, Exhibits and Schedules as so amended by this Amendment being referred to herein as the “Amended Credit Agreement”);
(ii)    Agent shall have received Amendment No. 1 to Intercreditor Agreement, duly authorized, executed and delivered by Agent and Hercules Technology Growth Capital, Inc., a Maryland corporation, as lender under the Hercules Facility, and acknowledged and agreed to by Borrower;
(iii)    on the date of this Amendment and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, nor shall either result from the entry into this Amendment;

(iv)    the representations and warranties contained in Section 4 of this Amendment shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment and on the Amendment No. 1 Effective Date (except, in each case, to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date);
(v)    Agent shall have received a certificate from the Secretary of Borrower, (i) attesting to the resolutions of Borrower’s Board of Directors authorizing its execution and delivery of this Amendment and performance of the Amended Credit Agreement, (ii) authorizing specific officers of Borrower to execute this Amendment and (iii) attesting to the incumbency and signatures of such specific officers of Borrower;
(vi)    Agents shall have received a certificate of status with respect to Borrower, dated a date reasonably close to the Amendment No. 1 Effective Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower and each jurisdiction in which its failure to be duly qualified could reasonably be expected to result in a Material Adverse Effect, which certificates shall indicate that Borrower is in good standing in such jurisdiction;
(vii)    Borrower shall have paid all Lender Group Expenses incurred in connection with the transactions evidenced by this Amendment (to the extent incurred on or prior to the Amendment No. 1 Effective Date); and
(viii)    Borrower shall have paid to Agent an amendment fee equal to $50,000.

Section 4.	BORROWER’S REPRESENTATIONS AND WARRANTIES
Borrower hereby represents and warrants to the Lender Group the following (which shall survive execution and delivery of this Amendment), the truth and accuracy of which representations and warranties are a continuing condition of the making of Revolving Loans and providing Letters of Credit to Borrower:
A.    Due Organization. Borrower (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, and, with respect to the Borrower, to enter into this Amendment and to carry out the transactions contemplated by the Amended Credit Agreement.
B.    Binding Obligations. This Amendment, when duly executed and delivered by Borrower, will be the legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
C.    Due Authorization; No Conflict.
(i)    The execution and delivery by Borrower of this Amendment and the performance by Borrower of the Amended Credit Agreement have been duly authorized by all necessary action on the part of Borrower.
(ii)    The execution and delivery by Borrower of this Amendment, and the performance by Borrower of the Amended Credit Agreement do not and will not (a) violate any material provision of federal, state, or local law or regulation applicable to Borrower or its Subsidiaries, the Governing Documents of Borrower or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower or its Subsidiaries, (b) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of Borrower or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (c) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of Borrower or its Subsidiaries, other than Permitted Liens, or (d) require any approval of any holder of Equity Interests of Borrower or any approval or consent of any Person under any material agreement of Borrower, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.
D.    Governmental Consents. The execution and delivery by Borrower of this Amendment, and the performance by Borrower of the Amended Credit Agreement and the consummation of the transactions contemplated hereby do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that (i) have been obtained and that are still in force and effect or (ii) the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect.
E.    Incorporation of Representations and Warranties From Amended Credit Agreement. The representations and warranties of the Loan Parties contained in the Credit Agreement, the Amended Credit Agreement and the other Loan Documents are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Amendment No. 1 Effective Date as though made on and as the date hereof (except to the extent such representations and warranties specifically relate to an earlier date).
F.    No Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute a Default or an Event of Default.

Section 5.	MISCELLANEOUS
A.    Effect of this Amendment.
(i)    On and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement.
(ii)    Except as expressly amended pursuant hereto, no other changes, waiver or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified and confirmed by all parties hereto as of the date hereof. To the extent that any provision of the Credit Agreement or any of the other Loan Documents are inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.
B.    Further Assurances. The Loan Parties shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes hereof.
C.    Governing Law. The validity of this Amendment, the construction, interpretation and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related thereto shall be determined under, governed by, and construed in accordance with the laws of the State of California.
D.    Binding Effect. This Amendment shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto.
E.    Counterparts; Electronic Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission (including .pdf format) shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission (including .pdf format) also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
BORROWER:

ENPHASE ENERGY, INC.
By:	/s/ Kris Sennesael
Name: Kris Sennesael
Title: Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Lender

By:	/s/ Patrick McCormack
Name: Patrick McCormack
Title: Authorized Signatory